Exhibit 10.1

EXECUTION COPY

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January 28, 2021 by and among (i) Andina Acquisition Corp. III, a Cayman Islands exempted company (together with its successors, including after the Conversion (as defined below), the “Purchaser”), (ii) B. Luke Weil, in the capacity under the Business Combination Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), and (iii) Stryve Foods Holdings, LLC, a Texas limited liability company (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, the Purchaser, the Purchaser Representative, Holder, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Holdings”), Stryve Foods, LLC, a Texas limited liability company (the “Company”), and R. Alex Hawkins, in the capacity as the Seller Representative thereunder, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, (a) the Purchaser shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the applicable provisions of the Cayman Companies Law and the DGCL (such re-domiciliation, the “Conversion”) and (b) upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) Holder will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of the Purchaser (subject to the withholding of the Escrow Securities), and (ii) the Purchaser will contribute all of its cash and cash equivalents to Holdings, after payment of the Public Shareholders that elect to have their Purchaser shares redeemed or converted in the Redemption and the Purchaser’s Expenses and other Liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (such transactions, together with the Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, after the effectiveness of the Reorganization, Holder will own 100% of the membership interests of the Company, which constitute all of the issued and outstanding equity interests of the Company; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Seller Consideration Units and the shares of Purchaser Class V Common Stock received by Holder in the Transactions, including its rights to any Escrow Securities, any Holdings Class B Units and shares of Purchaser Class V Common Stock issued after the Closing pursuant to Section 1.5 of the Business Combination Agreement, and any Purchaser Class A Common Stock upon the exchange of the Seller Consideration Units and shares of Purchaser Class V Common Stock in accordance with the Exchange Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

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NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (i) with respect to fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing, (y) the date on which the closing price of the Purchaser Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing) for any twenty (20) trading days within any thirty (30) trading day period commencing twenty (20) trading days prior to the six (6) month anniversary of the Closing, and (z) the date after the Closing on which Purchaser consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Purchaser’s stockholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property (a “Subsequent Transaction”), and (ii) respect to the remaining fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which Purchaser consummates a Subsequent Transaction: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than any Escrow Securities until such Escrow Securities are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement and the Escrow Agreement) (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. For the avoidance of doubt, (x) no such agreement (subjecting a Permitted Transferee to the provisions of this Agreement) shall in any way extend the Lock-Up Period and (y) when applying the definition of “Permitted Transferee” to determine whether a Transfer by a Permitted Transferee who has received Restricted Units is a Permitted Transfer, any reference in the definition of Permitted Transferee to Holder shall be deemed to be a reference to such Permitted Transferee then seeking to be the transferor of Restricted Securities. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder, and (E) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Purchaser Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Securities until both the Lock-Up Period has expired and such Escrow Securities have been disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement and the Escrow Agreement.

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(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period (and with respect to any Escrow Securities, if longer, during the period when such Escrow Securities are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JANUARY 28, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Business Combination Agreement and the Escrow Agreement with respect to the Escrow Securities.

2. Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

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(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser Representative or, at or prior to the Closing, Purchaser, to:	With a copy (which will not constitute notice) to:

B. Luke Weil	Ellenoff Grossman & Schole LLP
250 West 57th Street, Suite 415	1345 Avenue of the Americas, 11th Floor
New York, NY 10107	New York, New York 10105
Telephone No.: (917) 270-2106	Attn:	Matthew A. Gray, Esq.
Email: luke@andacq.com		Tamar Donikyan, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	mgray@egsllp.com
tdonikyan@egsllp.com

If to the Purchaser after the Closing, to:	with copies (which shall not constitute notice) to:

Stryve Foods, Inc.	Ellenoff Grossman & Schole LLP
5801 Tennyson Parkway, Suite 275	1345 Avenue of the Americas, 11th Floor
Plano, X 75024	New York, New York 10105
Attn: Mr. Joe Oblas	Attn:	Matthew A. Gray, Esq.
Telephone No.: (972) 987-5130		Tamar Donikyan, Esq.
Email: joe@stryve.com	Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
and	Email:	mgray@egsllp.com
tdonikyan@egsllp.com
the Purchaser Representative
and

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
	Attn:	Chris Converse, Esq.
Christopher J. Babcock
Telephone No.:	(214) 999-4903
(214) 999-4370
Email:	cconverse@foley.com
cbabcock@foley.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser (and the Purchaser Representative on behalf of the Purchaser) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Purchaser and the Purchaser Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and the Purchaser or the Purchaser Representative or any certificate or instrument executed by Holder in favor of the Purchaser or the Purchaser Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

ANDINA ACQUSITION CORP. III

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	CEO

The Purchaser Representative:

/s/ B. Luke Weil
B. Luke Weil, solely in the capacity under the Business Combination Agreement as the Purchaser Representative

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Stryve Foods Holdings, LLC

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	Co-Chief Executive Officer

Address for Notice:

Stryve Foods Holdings, LLC

5801 Tennyson Parkway, Suite 275

Plano, X 75024

Attn: Mr. Joe Oblas

Telephone No.: (972) 987-5130

Email: joe@stryve.com

with a copy (which will not constitute notice) to:

Foley & Lardner LLP

2021 McKinney Ave, Suite 1600

Dallas, TX 75201

Attn:	Chris Converse, Esq.
Christopher J. Babcock

Telephone No.: (214) 999-4370

Email:	cconverse@foley.com
cbabcock@foley.com

{Signature Page to Lock-Up Agreement}